UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
Acumen Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1210-1220 Washington Street
Suite 210
Newton, Massachusetts
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Acumen Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 4, 2025 at 11:00 a.m. Eastern Time through a live video webcast at www.proxydocs.com/ABOS. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:
1.To elect three Class I directors, Kimberlee C. Drapkin, Jeffrey Ives, Ph.D. and Sean Stalfort, to the Board of Directors, each to hold office until the 2028 Annual Meeting of Stockholders and until his or her successor shall have been duly elected and qualified.
2.To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.To conduct any other business properly brought before the meeting or any adjournments, continuations, or postponements thereof.
These items of business are more fully described in the Proxy Statement for our Annual Meeting (the “Proxy Statement”) accompanying this notice.
We have elected to provide Internet access to our proxy materials, which include the Proxy Statement accompanying this notice, in lieu of mailing printed copies. Providing our Annual Meeting materials via the Internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access the Annual Meeting materials.
On or about April 23, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our annual report (the “2024 Annual Report”) to our stockholders. The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail. The Proxy Statement and our 2024 Annual Report can be accessed directly at www.proxydocs.com/ABOS.
The record date for the Annual Meeting is April 8, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Stockholders’ Meeting to Be Held on Wednesday, June 4, 2025 at 11:00 a.m. Eastern Time.

The Proxy Statement and 2024 Annual Report are available at www.proxydocs.com/ABOS.

By Order of the Board of Directors,
Derek Meisner
Chief Legal Officer and Corporate Secretary
Charlottesville, VA
April 23, 2025

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please ensure that your shares are voted during the Annual Meeting by promptly signing and returning a proxy card or by using our Internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other agent and you wish to vote at the Annual Meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank, or other agent for information about specific requirements if you would like to vote your shares at the meeting.

1210-1220 Washington Street
Suite 210
Newton, Massachusetts

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
June 4, 2025
MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of Directors	7	Plurality	For each director nominee

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	16	Majority of shares present virtually or represented by proxy at the meeting and entitled to vote generally on the subject matter.	For

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
April 23, 2025
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Acumen Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “Acumen”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. The Notice, the Notice of Annual Meeting of Stockholders, this proxy statement (the “Proxy Statement”), the proxy card or voting instruction form and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report” and, together with the Notice, the Notice of Annual Meeting of Stockholders and the Proxy Statement, the “Proxy Materials”) are available to stockholders on the website referred to in the Notice. All stockholders will also have the ability to request to receive a printed set of the Proxy Materials.
The Notice will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice, and our Notice, the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to mail the Notice on or about April 23, 2025 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The Annual Meeting will be a virtual stockholder meeting held on Wednesday, June 4, 2025 through a live webcast at www.proxydocs.com/ABOS, through which you can listen to the meeting, submit questions and vote online. You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on Tuesday, April 8, 2025, the record date. To be admitted to the Annual Meeting, you will need to visit www.proxydocs.com/ABOS and enter the control number found next to the label “Control Number” on your Notice, proxy card, or in the email sending you the Proxy Statement. You will receive an email with additional information regarding how to access the Annual Meeting. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your Control Number.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the virtual meeting website before the Annual Meeting begins. Online check-in will start approximately 15 minutes before the meeting.
Where can I get technical assistance?
Technicians will be ready to assist you with any technical difficulties you may have accessing the meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in an instructional email delivered one hour prior to the meeting’s commencement.

Will a list of record stockholders as of the record date be available?
A list of our record stockholders entitled to vote at the Annual Meeting will be made available to stockholders for any purpose germane to the meeting for the ten days prior to the Annual Meeting at our corporate headquarters during regular business hours.

How do I ask a question at the Annual Meeting?
We plan to have a question and answer session at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Only stockholders of record as of April 8, 2025 may submit questions or comments at the Annual Meeting. If you are a stockholder, you may submit a question in advance of the meeting at www.proxydocs.com/ABOS after logging in with your Control Number. Questions may be submitted during the Annual Meeting through www.proxydocs.com/ABOS. We do not intend to post questions received during the Annual Meeting on our website.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to the start of the Annual Meeting. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that such remarks are respectful of your fellow stockholders and meeting participants. Our management may group questions by topic with a representative question read aloud and answered. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
If I miss the Annual Meeting, will there be a copy posted online?
Yes, a replay of the Annual Meeting webcast will be available at our Investor Relations website at www.acumenpharm.com and will remain posted for at least one year.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 8, 2025 will be entitled to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. On the record date, there were 60,573,425 shares of common stock outstanding and entitled to vote.
What am I voting on?
There are two matters scheduled for a vote:
•Election of three Class I directors (Proposal 1); and
•Ratification of the appointment by the audit committee of the Board (the “Audit Committee”) of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2).
How does the Board recommend that I vote on these proposals?
•“FOR” the election of each of Kimberlee C. Drapkin, Jeffrey Ives, Ph.D. and Sean Stalfort as Class I directors; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting or any continuation, postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” each of the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the appointment of the independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker, or nominee:
Stockholder of Record: Shares Registered in Your Name
If, on April 8, 2025, your shares were registered directly in your name with Acumen’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone, through the Internet at www.proxypush.com/ABOS, or using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
•To vote online during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.proxydocs.com/ABOS. You will need to enter the Control Number found on your Notice or proxy card (if you requested a printed set of proxy materials) to access the virtual meeting room.
•To vote prior to the Annual Meeting (until 10:59 a.m. Eastern Time on June 4, 2025), you may vote via the Internet at www.proxypush.com/ABOS, by telephone, or by completing and returning the proxy card by June 3, 2025 if you requested a printed set of proxy materials as described below.
•To vote through the Internet prior to the meeting, go to www.proxypush.com/ABOS and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide your Control Number from the Notice. Your Internet vote must be received by the conclusion of the Annual Meeting on June 4, 2025 to be counted.
•To vote over the telephone, dial toll-free 1-866-584-1978 using a touch-tone phone and follow the recorded instructions. You will be asked to provide your Control Number from the Notice. Your telephone vote must be received by the conclusion of the Annual Meeting on June 4, 2025 to be counted.
•To vote using the proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. The signed proxy card must be received by the close of business on June 3, 2025 to be counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 8, 2025, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Follow the instructions from your broker, bank, or other agent included with the Notice or contact your broker, bank, or other agent regarding how to vote the shares in your account.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 8, 2025.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote via the Internet at www.proxypush.com/ABOS, by telephone, by completing your proxy card if you requested a printed set of materials, or virtually during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the three nominees for director and “For” the ratification of the appointment of the independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in “street name” and you do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered “routine” under such rules, but not with respect to “non-routine” matters. Although the determination of whether brokers, banks or other securities intermediaries will have discretionary voting power for a particular proposal is typically determined only after the Proxy Materials are filed with the SEC, we expect Proposal 2 will be considered a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2, and we expect Proposal 1 will be considered a “non-routine” matter, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions, which would result in a “broker non-vote” and would mean that these shares will not be counted as having been voted on these proposals.
If you are a beneficial owner of shares held in “street name,” and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to the Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the Proxy Materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change or revoke my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1210-1220 Washington Street, Suite 210, Newton, Massachusetts 02465.
•You may virtually attend the Annual Meeting and vote online during the meeting. Simply attending the meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most recent proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent to change your vote or revoke your proxy.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 24, 2025 to the Corporate Secretary at 1210-1220 Washington Street, Suite 210, Newton, Massachusetts 02465.
Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2026 annual meeting of stockholders that is not to be included in next year’s proxy materials, you must deliver your notice to our Corporate Secretary at the address above between February 4, 2026 and March 6, 2026. Your notice to the Corporate Secretary must set forth information specified in our Bylaws, including your name and address and the class and number of shares of our stock that you beneficially own. In the event that we hold the 2026 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2026 annual meeting of stockholders and no later than the close of business of the following two dates:
•The 90th day prior to the 2026 annual meeting of stockholders, or
•The 10th day following the day on which public announcement of the date of our 2026 annual meeting of stockholders is first made.
If you propose to bring business before an Annual Meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (a) a brief description of the business desired to be brought before such Annual Meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment) and the reasons for conducting such business at the Annual Meeting, and (b) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) such other information concerning that person as would be required to be disclosed or provided to the Company in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved and whether or not proxies are being or will be solicited), or that is otherwise required to be disclosed or provided to the Company pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including the person’s written consent to being named in the Company’s proxy statement and associated proxy card as a nominee of the stockholder and to serving as a director if elected), (6) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between the stockholder and its respective affiliates or associates, or others with whom they are acting in concert, on the one hand, and the proposed nominee and his or her respective affiliates or associates, on the other hand, and (7) a covenant that the director nominee will complete a questionnaire required of directors and officers within 10 days of being provided one by the Company. We may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee. For additional information about our director nomination requirements, please see our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, any stockholder who intends to solicit proxies in support of a director nominee other than our Board’s nominees for our 2026 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2026.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes; and with respect to Proposal 2, votes “For,” “Against” and abstentions. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. We do not expect broker non-votes on Proposal 2. Abstentions on Proposal 2 will be counted towards the vote total for this proposal and will have the same effect as “Against” votes.
Holders of our common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under stock exchange rules, the broker, bank, or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered “non-routine” under such rules and we therefore expect broker non-votes on this proposal. However, because Proposal 2 is considered “routine” under such rules, we do not expect broker non-votes on this proposal.
As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome of the election of directors; abstentions and broker non-votes will not affect the outcome.
To be approved, Proposal 2, ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, must receive “For” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy duly authorized. On the record date, there were 60,573,425 shares outstanding and entitled to vote. Thus, the holders of 30,286,713 shares must be present or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present by virtual attendance at the meeting or represented by proxy may adjourn the meeting to another date.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chair of the Annual Meeting or (ii) the vote of a majority of the shares present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote thereon may adjourn the Annual Meeting until a quorum is present or represented.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What Proxy Materials are available on the Internet?
The Proxy Statement and 2024 Annual Report to stockholders are available at www.proxydocs.com/ABOS.

PROPOSAL 1
ELECTION OF DIRECTORS
Acumen’s Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has seven members. There are three directors in the class whose term of office expires in 2025. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2028 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and director nominees to attend the Annual Meeting.
Directors are elected by a plurality of the votes of the holders of shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Acumen. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
CLASS I NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2028 ANNUAL MEETING
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) to recommend that person as a nominee for director.
The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating and Corporate Governance Committee also takes into account gender, age and ethnic diversity. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board.
Kimberlee C. Drapkin, age 56
Ms. Drapkin has served as a member of our Board since April 2022. Ms. Drapkin served as the CEO of Graphite Bio, Inc. (now LENZ Therapeutics, Inc. (“LENZ”)) from August 2023 to March of 2024. She was previously the Chief Financial Officer and Treasurer of Jounce Therapeutics, Inc. from August 2015 and February 2013, respectively, until May 2023. Ms. Drapkin currently serves on the boards of directors for Imugene Limited, Kineta, Inc. LENZ, Lucy Therapeutics, Inc., and Climb Bio, Inc. since June 2023, July 2023, March 2024, October 2024, and March 2025, respectively. She previously served on the board of directors of Graphite Bio, Inc. from July 2023 to March 2024, on the board of directors of Yumanity Therapeutics, Inc. from December 2020 to December 2022 and on the board of directors of Proteostatis Therapeutics, Inc. from February 2019 through December 2020. Ms. Drapkin began her career at PricewaterhouseCoopers LLP, is a certified public accountant and holds a B.S. in accounting from Babson College. Our Board believes Ms. Drapkin is qualified to serve as a director based on her extensive financial expertise within the pharmaceutical industry.
Jeffrey Ives, Ph.D., age 74
Dr. Ives has served as a member of our Board since May 2014. Dr. Ives currently serves as a Principal at NeuroPharma Advisors, LLC and as an Advisor to Access Biotechnology, Inc. Dr. Ives has served as a director on the board of directors of Cara Therapeutics, Inc., a publicly traded biopharmaceutical company, since 2014. He currently also serves on the board of Astrocyte Pharmaceuticals, Inc. and has served on the boards of two other neurodegenerative disease companies, Pinteon Therapeutics, Inc. and Orthogonal Neuroscience LLC. From 2008 until 2013, Dr. Ives served as the Chief Executive Officer of Satori Pharmaceuticals, Inc. (“Satori”), a company focused on Alzheimer’s disease. Prior to Satori, he served as senior vice president at Pfizer Inc., leading global drug metabolism and neurodegenerative diseases, psychiatry and pain research areas. Dr. Ives received his doctorate and master’s degrees from Yale University and received a B.A. from Colgate University. Our Board believes Dr. Ives is qualified to serve as a director based on experience in neurodegenerative diseases, particularly Alzheimer’s disease.
Sean Stalfort, age 54
Mr. Stalfort has served as a member of our Board since October 2018. Mr. Stalfort is President of PBM Capital Group, LLC (“PBM Capital”), a private equity and venture capital investment firm in the business of investing in healthcare and life-science related companies, and has worked at PBM Capital since 2010. Mr. Stalfort is a member of the board of directors of Verrica Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, and Taysha Gene Therapies, Inc., a publicly traded biotechnology company, and he previously served as a member of the board of directors of Dova Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2016 through 2019. Mr. Stalfort also currently serves on the board of directors of SalioGen Therapeutics, Inc., Xalud Therapeutics, Inc., Baxis Pharmaceuticals, Inc. and Vetana Animal Health, Inc. Prior to joining PBM Capital, he was the executive vice president for new business development/M&A for PBM Products, Inc. Mr. Stalfort received a B.A. in business economics and political science from Brown University. Our Board believes Mr. Stalfort is qualified to serve as a director based on his experience in venture capital, particularly related to healthcare.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.
Information About Our Continuing Directors
Set forth below are the names, ages and length of service of the remaining members of our Board whose terms will continue beyond the Annual Meeting.

Continuing Directors	Class	Age(1)	Term Expires	Position(s) Held	Director Since
Derrell Porter, M.D.	II	54	2026	Director	2023
Laura Stoppel, Ph.D.	II	39	2026	Director	2020
Nathan Fountain, M.D.	III	62	2027	Director	2021
Daniel O’Connell	III	55	2027	Director	2006
(1)As of April 1, 2025.
The principal occupation, business experience and education of each continuing director are set forth below.
Derrell Porter, M.D.
Dr. Porter has served as a member of our Board since January 2023. Dr. Porter is the Chief Executive Officer of cTRL Therapeutics, Inc., a role he has held since May 2023. From March 2020 to May 2023, Dr. Porter was the Founder and Chief Executive Officer of Cellevolve Bio, Inc. Dr. Porter has served on the board of directors of Portal Innovations, LLC since September 2020 and on the board of directors of Passage Bio., Inc., a publicly traded biopharmaceutical company, since May 2021. Dr. Porter served as Senior Vice President and Head of Commercial at Atara Biotherapeutics, Inc. (“Atara Bio”) from May 2017 to October 2019 and previously served in commercial and corporate development roles at Atara Bio, Gilead Sciences, Inc., AbbVie Inc. and Amgen Inc. Dr. Porter received an M.D. from the Perelman School of Medicine and an M.B.A. from the Wharton School at the University of Pennsylvania, and a B.S. in Neuroscience from the University of California, Los Angeles. Our Board believes Dr. Porter is qualified to serve as a director based on his experience in the pharmaceutical industry.

Laura Stoppel, Ph.D.
Dr. Stoppel has served as a member of our Board since November 2020. Dr. Stoppel currently serves as a Partner on the Investment Team at RA Capital Management and has previously served in various roles at RA Capital since 2016. Dr. Stoppel has served on the board of directors for Verdiva Bio Inc. since October 2024, on the board of directors for CellCentric, Inc. since July 2024, on the board of directors for the International Rett Syndrome Foundation since July 2023, on the board of directors of Indapta Therapeutics Inc. since January 2022, on the board of directors of Nimbus Therapeutics, LLC since October 2020 and on the board of directors of Artiva Biotherapeutics, Inc., a publicly traded biotechnology company, since June 2020. Dr. Stoppel received a B.A. in Biology and Psychology from Harvard University, and a Ph.D. in Neuroscience from Massachusetts Institute of Technology. Our Board believes Dr. Stoppel is qualified to serve as a director based on her experience in venture capital and the neurosciences.
Nathan Fountain, M.D.
Dr. Fountain has served as a member of our Board since June 2021. Dr. Fountain is a Professor of Neurology at the University of Virginia School of Medicine and has served as the director of the F.E. Dreifuss Comprehensive Epilepsy Program at the University of Virginia since 1998. Dr. Fountain has served on the board of directors and as President and Chief Executive Officer of Hexokine Therapeutics, Inc. since November 2021. Dr. Fountain serves as a consultant in drug development to a number of companies, as chair of the Advisory Board for Shackelford Pharma Inc. and on the scientific board of Theta Neurotech Inc. Dr. Fountain is the founding co-chair of the Epilepsy Foundation’s Research Roundtable for Epilepsy. Dr. Fountain previously served as President and director of the National Association of Epilepsy Centers. Dr. Fountain served on the FDA Peripheral and CNS Drugs Advisory Committee from November 2010 to June 2021, most recently serving as chair of the committee from February 2018 through June 2021. Dr. Fountain has been the chair of the Professional Advisory Board for the Epilepsy Foundation of Virginia since 2009. Dr. Fountain received an M.D. from the University of Iowa College of Medicine and a B.S. in Zoology from the University of Iowa. Our Board believes Dr. Fountain is qualified to serve as a director based on his experience in neurology.
Daniel O’Connell
Mr. O’Connell has served as our Chief Executive Officer (the “CEO”) since December 2014 and as a member of our Board since April 2006. Mr. O’Connell previously co-founded and served as chief executive officer of Functional NeuroModulation Ltd., a clinical-stage company developing deep brain stimulation therapies for Alzheimer’s disease. Mr. O’Connell is a founding member and former managing partner of NeuroVentures Capital, LLC, a firm he helped to invest in emerging neurosciences companies. He earned a B.A. from Brown University and an M.B.A. from the University of Virginia. Our Board believes Mr. O’Connell is qualified to serve as a director based on his experience in venture capital and in the neurosciences.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the listing standards of the Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all employment histories, affiliations and family and other relationships, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Drapkin, Dr. Fountain, Dr. Ives, Dr. Porter, Mr. Stalfort and Dr. Stoppel. In making this determination, the Board concluded that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
BOARD LEADERSHIP STRUCTURE
The Board has an independent chair, Mr. Stalfort, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board has responsibilities to review, approve and monitor fundamental financial and business strategies, assess our major risks and consider ways to address those risks, select and oversee management and establish and oversee processes to maintain our integrity. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including the Company’s guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal, regulatory and ethical requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of data privacy, technology and information security, including cybersecurity and back-up of information systems. For additional information on the Audit Committee’s oversight of matters related to mitigating cybersecurity risks, see “Item 1C. Cybersecurity” in our 2024 Annual Report. Our Nominating and Corporate Governance Committee reviews and assesses our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The compensation committee of the Board (the “Compensation Committee”) assesses and monitors our practices and compensation policies and programs as they relate to risk management and risk-taking incentives, to determine whether they are reasonably likely to have a material adverse effect on the Company. In addition, the entire Board receives reports from time to time regarding various enterprise risks facing the Company, and the applicable Board committees receive related reports with respect to the committees’ respective areas of oversight.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. All directors serving at the time of the 2024 Annual Meeting attended the 2024 Annual Meeting.

INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership for each of the Board committees and information on the number of meetings held during the fiscal year ended December 31, 2024:

Name	Audit	Compensation	Nominating and Corporate Governance
Ms. Kimberlee Drapkin	X*	X
Dr. Nathan B. Fountain			X
Dr. Jeffrey L. Ives		X*
Mr. Daniel O’Connell
Dr. Derrell Porter			X
Mr. Sean Stalfort	X	X
Dr. Laura Stoppel	X		X*
Total meetings in fiscal 2024	4	4	3
*Committee Chairperson
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Below is a description of each committee of the Board.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to (i) Company’s corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of its financial statements, systems of disclosure controls and procedures, as well as the quality and integrity of the Company’s financial statements and reports, (ii) the qualifications, independence and performance of the registered public accounting firm engaged by the Company, (iii) the review of any reports or other disclosure required by the applicable rules and regulations of the SEC to be included in this proxy statement and the Company’s periodic reports filed with the SEC and (iv) the performance of the Company’s internal audit function, if any. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; determines and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the scope, adequacy, and effectiveness of internal control over financial reporting and the Company’s disclosure controls and procedures; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and reviews with management and the independent auditors, as appropriate, the Company’s annual audited financial statements and quarterly financial statements, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee is currently composed of three directors: Ms. Drapkin, Mr. Stalfort and Dr. Stoppel. Ms. Drapkin serves as chair of the Audit Committee. The Audit Committee met four times during the fiscal year ended December 31, 2024. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.acumenpharm.com.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards, including pursuant to Rule 10A-3(b)(1) of the Exchange Act).
The Board has also determined that Ms. Drapkin qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Drapkin’s level of knowledge and experience based on a number of factors, including her formal education and experience as a chief financial officer for public reporting companies.
Compensation Committee
The Compensation Committee is composed of three directors: Ms. Drapkin, Dr. Ives and Mr. Stalfort. Dr. Ives serves as chair of the Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met four times during the fiscal year ended December 31, 2024. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.acumenpharm.com.
The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve, or review and recommend, the Company’s overall compensation strategy and policies, plans and programs including:
•reviewing and approving, or reviewing and recommending to the Board for approval, annual corporate goals and objectives relevant to the compensation of the Company’s CEO and, to the extent applicable, other executive officers and senior management, as appropriate;
•evaluating and approving, or recommending to the Board for approval, the Company’s performance against corporate goals and objectives;
•evaluating and approving, or recommending to the Board for approval, the compensation plans and programs advisable for the Company, as well as evaluating and approving, or recommending to the Board for approval, the modification or termination of existing plans and programs;
•establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to the Company;
•reviewing compensation practices and trends to assess the adequacy and competitiveness of the Company’s executive compensation programs among comparable companies in the Company’s industry, and exercising independent judgment in determining the appropriate levels and types of compensation to be paid;
•reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for the Company’s executive officers and other senior management, as appropriate, which includes the ability to adopt, amend and terminate such agreements or arrangements;
•reviewing and approving any compensation arrangement for any executive officer involving any subsidiary, special purpose or similar entity, taking into account the potential for conflicts of interest in such arrangements and whether the arrangement has the potential to benefit the Company;
•monitoring the Company’s compliance with the requirements of the Sarbanes Oxley Act of 2002 relating to loans to officers and directors and with all other applicable laws affecting employee compensation and benefits;
•reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company;
•reviewing and considering the results of any advisory vote on executive compensation if required by Section 14A of the Exchange Act and the rules and regulations promulgated thereunder; and
•evaluating the efficacy of the Company’s compensation policy and strategy in achieving expected benefits to the Company and otherwise furthering the Compensation Committee’s policies.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with the CEO and Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), the compensation consultant engaged by the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors, experts and consultants that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee may also form and delegate authority to subcommittees as appropriate, including, but not limited to, the delegation of authority to a subcommittee composed of one or more members of the Board or officers of the Company to grant stock awards under the Company’s equity incentive plans to persons who are not then subject to Section 16 of the Exchange Act or to a subcommittee composed solely of employees of the Company to serve as an administrative and/or investment committee. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration certain factors prescribed by the SEC and Nasdaq that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.
The Compensation Committee engaged Aon as compensation consultants for the fiscal year ended December 31, 2024.
As part of its engagement, Aon was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Aon ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Aon, the Compensation Committee recommended that the Board approve the recommendations of Aon. Aon was also requested by the Compensation Committee to assist the Compensation Committee in preparing its equity strategy for non-executives and to assess the compensation of the Company’s Board.
The Compensation Committee generally determines compensation for our executive officers during the first quarter of the year, including any adjustments to annual base salaries and approval of awards of annual performance bonuses and equity awards, as well as approval of new annual performance objectives for the coming year. In addition, at various meetings throughout the year the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and other strategic compensation issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. The Compensation Committee solicits and considers evaluations and recommendations submitted by the CEO when determining the compensation of the other executive officers. In the case of the CEO, the Compensation Committee evaluates his performance, which influences any adjustments the Committee recommends to the Board with respect to his compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials that it deems appropriate, including financial reports and projections, tax and accounting information, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for overseeing aspects of the Company’s corporate governance functions on behalf of the Board, making recommendations to the Board regarding corporate governance issues, identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and the performance of the Board (including Board committees), making recommendations to the Board regarding the selection and approval of candidates to serve as nominees to be submitted to a stockholder vote at the annual meeting of stockholders, serving as a focal point for communication between director candidates, non-committee directors and the Company’s management, making other recommendations to the Board regarding affairs relating to the directors of the Company, including the membership of the committees of the Board, and developing a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee is composed of three directors: Dr. Fountain, Dr. Porter and Dr. Stoppel. Dr. Stoppel serves as chair of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2024. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.acumenpharm.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee may consider diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, which is conducted periodically. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Acumen Pharmaceuticals, Inc., 1210-1220 Washington Street, Suite 210, Newton, Massachusetts 02465, Attn: Corporate Secretary. Submissions must be received at least 90 days, but not more than 120 days, prior to the anniversary date of the preceding year’s Annual Meeting. In the event that the date of the 2026 annual meeting is more than 30 days before or more than 60 days after June 4, 2026, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2026 annual meeting of stockholders and not later than the close of business of the 90th day prior to the 2026 annual meeting or stockholders or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the submission, the full name of the proposed candidate, a description of the proposed candidate’s business experience for at least the previous five years, complete biographical information for the proposed candidate, and a description of the proposed candidate’s qualifications as a director, as well as any additional information specified in the Company’s bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of Acumen at 1210-1220 Washington Street, Suite 210, Newton, Massachusetts 02465. Each communication must set forth:
•the name and address of the stockholder on whose behalf the communication is sent; and
•the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.
The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication.
CODE OF ETHICS
The Company has adopted the Acumen Code of Business Conduct and Ethics, which applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.acumenpharm.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
CORPORATE GOVERNANCE GUIDELINES
Our Board has documented our governance practices by adopting Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, performance evaluation of the CEO and succession planning and Board committees and compensation. The Corporate Governance Guidelines may be viewed on the Company’s website at www.acumenpharm.com.
INSIDER TRADING POLICY; EQUITY GRANTS
The Company has adopted an insider trading policy that governs the purchase, sale and/or other dispositions of the Company’s securities by the Company’s directors, employees, related persons and other covered persons, and that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. The insider trading policy does not apply directly to repurchases of securities by the Company, but the Company has not made repurchases of its securities to date and does not reasonably expect to be in a position to repurchase its securities in the near future. If the Company were to repurchase its securities, it expects to follow the insider trading policy’s guidelines in connection with securities repurchases by effecting trades either during open window periods under the policy or through adoption, during an open window period, of a pre-arranged trading plan that satisfied the affirmative defense requirements of Rule 10b5-1 under the Exchange Act.
In addition, the Company’s insider trading policy prohibits any employee or director from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to the Company’s stock at any time.
The Compensation Committee does not schedule equity award grant dates in anticipation of the release of material non-public information, and the Company does not have any plans, programs or practices of timing the release of material non-public information in order to affect the value of executive compensation.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further recommended to the Board, and the Board has proceeded to, submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2021. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table sets forth the aggregate fees for audit services provided by Ernst & Young LLP for the years ended December 31, 2024 and December 31, 2023.

	2024	2023
	Ernst & Young LLP	Ernst & Young LLP
	(in thousands)
Audit Fees(1)	$729	$710
Audit-related Fees	—	—
Tax Fees(2)	70	64
All Other Fees	—	—
Total Fees	$799	$774
(1)Audit fees consist of fees for professional services rendered in connection with the audit of the Company’s annual financial statements for 2024 and 2023 and the reviews of the financial statements included in the Company’s quarterly reports on Forms 10-Q. These amounts include fees billed for the audits of annual financial statements, quarterly reviews, consultations on accounting matters, and registration statement filings and consents.
(2)Tax fees consist of fees for professional services rendered for tax compliance, tax advice and tax planning services. These services primarily relate to preparation of state and federal tax returns.
All fees described above were preapproved by the Audit Committee.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
During 2024 and 2023, no services were provided to the Company by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS
Our executive officers, and their respective ages as of April 1, 2025, are as follows:

Name	Age	Position(s)
Daniel O’Connell	55	Chief Executive Officer
Matthew Zuga	59	Chief Financial Officer and Chief Business Officer
Jim Doherty, Ph.D.	57	President and Chief Development Officer
Eric Siemers, M.D.	69	Chief Medical Officer
Russell Barton, M.S.	67	Chief Operating Officer
Derek Meisner	54	Chief Legal Officer
Amy Schacterle	58	Chief Regulatory Officer, Head of Quality
Daniel O’Connell For Mr. O’Connell’s biography, please see the section above entitled “Information About Our Continuing Directors.”
Matthew Zuga Mr. Zuga has served as our Chief Financial Officer and Chief Business Officer since May 2021. Mr. Zuga also served as HighCape Capital Acquisition Corp.’s (“HighCape”) Chief Financial Officer and Chief Operating Officer and a member of HighCape’s board of directors from June 2020 through June 2021. Since October 2013, Mr. Zuga has been a partner of HighCape Capital, LLC. From July 2019 through April 2021, Mr. Zuga was an advisor to Acumen. Mr. Zuga has served on the board of directors of Elutia Inc. (formerly known as Aziyo Biologics, Inc.), a publicly traded biotechnology company, since November 2015. Mr. Zuga received an M.B.A. from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill and a B.S. in Business Administration/Finance from The Ohio State University.
Jim Doherty, Ph.D. Dr. Doherty has served as our President and Chief Development Officer since February 2024. Dr. Doherty previously served as the Chief Development Officer at Sage Therapeutics, Inc. (“Sage Therapeutics”) from October 2021 to January 2024. Prior to October 2021, Dr. Doherty held several positions at Sage Therapeutics, including as Chief Research Officer from December 2016 to October 2021. Previously, he served as Director and Head of the Neuroscience Department for the Central Nervous System and Pain Innovative Medicines Unit of AstraZeneca Pharmaceuticals in Sodertalje, Sweden, where he led the company’s research pipeline for Alzheimer’s disease and neurodegeneration. Prior to that, he served as Director and Head of the Neuroscience Department at AstraZeneca in Wilmington, Delaware. Dr. Doherty holds a B.A. in Biology from the University of Delaware and received his Ph.D. in Neurobiology from Georgetown University.
Eric Siemers, M.D. Dr. Siemers has served as our Chief Medical Officer since June 2018, prior to which, in April 2018, he began consulting for us. Prior to joining us, from November 1998 to December 2017, he served in various roles for Eli Lilly and Company (“Eli Lilly”), a publicly traded pharmaceutical company, including most recently as Distinguished Medical Fellow, from October 2014 to December 2017, and was responsible for several clinical trials for Alzheimer’s disease compounds, including five Phase 3 studies as well as Phase 1 and 2 studies. Prior to Eli Lilly, Dr. Siemers founded the Indiana University Movement Disorder Clinic, where his research included Parkinson’s and Huntington’s diseases. Dr. Siemers served on the National Institute on Aging/Alzheimer’s Association working group that proposed new research nomenclature for Alzheimer’s disease utilizing biomarkers and clinical symptoms in 2018, which was updated in 2024. He was a founding member of the Alzheimer’s Association Research Roundtable and is on the steering committee for the Alzheimer’s Disease Neuroimaging Initiative. Dr. Siemers has served as a member of the board of directors of Bright Focus Foundation and Huntington Study Group, nonprofit research organizations. Dr. Siemers earned his M.D. from the Indiana University School of Medicine with Highest Distinction.
Russell Barton, M.S. Mr. Barton has served as our Chief Operating Officer since January 2021 after serving as our Clinical Operations Leader beginning in April 2019 and a consultant from December 2018 through April 2019. Mr. Barton served as Director of Clinical Operations at AgeneBio, Inc. from October 2019 through December 2022. Mr. Barton has been president and independent consultant of PharmaSagacity Consulting, LLC since 2018. From 1979 to 2017, he served in various roles for Eli Lilly, including as Chief Operating Officer of Eli Lilly’s Global Alzheimer’s Disease Platform Team from 2007 to 2017. Mr. Barton was an active participant in the design and startup of the Global Alzheimer’s Platform, which was developed through a collaboration between the Global Chief Executive Officer initiative on Alzheimer’s disease and the New York Academy of Sciences. Mr. Barton received a B.S. in chemistry from Illinois State University and a M.S. in chemistry from Purdue University.

Derek Meisner Mr. Meisner joined Acumen as Chief Legal Officer (“CLO”) in September 2022. Prior to joining Acumen, Mr. Meisner served as CLO and Corporate Secretary at X4 Pharmaceuticals, Inc. (“X4 Pharmaceuticals”) from November 2019 to September 2022. Prior to X4 Pharmaceuticals, he served as General Counsel at Genocea Biosciences, Inc. (“Genocea”) from September 2018 to November 2019. Before Genocea, Mr. Meisner spent more than two decades providing counsel to public and private companies. Mr. Meisner earned his B.A. from the University of Michigan and his J.D. from the Washington College of Law at American University.
Amy Schacterle, Ph.D. Amy Schacterle has served as our Chief Regulatory Officer & Head of Quality since November
2024. Dr. Schacterle previously served in various roles at Sage Therapeutics from December 2014 to October 2024, including most recently as Senior Vice President, R&D Strategy and Business Management from April 2020 to November
2024. Prior to that, Dr. Schacterle served as Vice President, Regulatory Affairs at Sunovion Pharmaceuticals Inc. Dr.
Schacterle holds a B.S. in Biomedical Engineering from Rensselaer Polytechnic Institute and a Ph.D. and an M.S. in
Biomedical Engineering from the University of Virginia.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 8, 2025 by: (i) each person or group of affiliated persons known by us to beneficially own greater than 5% of our common stock, (ii) each of our named executive officers and directors and (iii) all directors and officers as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 60,573,425 shares of common stock outstanding as of April 8, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or will become exercisable within 60 days of April 8, 2025, and all restricted stock unit awards that are expected to vest based on service-based vesting conditions within 60 days of April 8, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Acumen Pharmaceuticals, Inc., 1210-1220 Washington Street, Suite 210, Newton, Massachusetts 02465.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Shares	Percentage of Total
Greater than 5% Stockholders
Entities affiliated with RA Capital(2)	15,016,063	24.8%
Entities affiliated with Paul B. Manning(3)	3,205,128	5.3%
Entities affiliated with Robert D. Hardie(4)	3,451,152	5.7%
Entities affiliated with Sands Capital(5)	3,417,075	5.6%
Entities affiliated with Franklin Resources(6)	3,358,809	5.5%
Named Executive Officers and Directors
Daniel O’Connell(7)	2,657,738	4.2%
Matthew Zuga(8)	810,625	1.3%
Jim Doherty(9)	210,051	*
Kimberlee C. Drapkin(10)	100,000	*
Nathan B. Fountain, M.D.(11)	90,250	*
Jeffrey L. Ives, Ph.D.(12)	87,802	*
Derrell D. Porter, M.D.(13)	65,277	*
Sean Stalfort(14)	387,919	*
Laura Stoppel, Ph.D.(15)	84,000	*
All current executive officers and directors as a group (13 persons)(16)	6,129,070	9.3%
*Less than one percent.

(1)This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)Based on Schedule 13D/A filed by RA Capital Management, L.P. (“RA Capital”), RA Capital Healthcare Fund, L.P. (the “Fund”), Peter Kolchinsky, and Rajeev Shah on March 31, 2025 and written representations supplied by Dr. Stoppel, a member of the Board and a partner at RA Capital. Consists of (i) 13,043,179 shares held by the Fund, (ii) 588,850 shares held in a separately managed account (the “Account”), (iii) 1,300,034 shares held by RA Capital Nexus Fund II, L.P. (the “Nexus Fund II”), and (iv) 84,000 shares underlying options held by Dr. Stoppel for the benefit of RA Capital. It does not include 25,000 shares underlying such options held by Dr. Stoppel, representing the portion thereof that is not vested and will not vest within 60 days of April 8, 2025. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund II GP, LLC is the general partner of the Nexus Fund II. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund, the Account, and the Nexus Fund II and may be deemed a beneficial owner, for purposes of Section 13(d) the Exchange Act, of any of our securities held by the Fund, the Account, or the Nexus Fund II. The Fund and the Nexus Fund II have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s and the Nexus Fund II’s portfolio, including the shares of our common stock reported herein. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any of our securities beneficially owned by RA Capital. The address for each person and entity listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(3)Based solely on Schedule 13G filed by Paul B. Manning on February 14, 2023. Consists of (i) 2,547,143 shares of common stock held directly by The Paul B. Manning Revocable Trust dated May 10, 2000 and (ii) 657,985 shares of common stock held by BKB Growth Investments, LLC. Paul B. Manning has sole voting and dispositive power over 2,547,143 shares of common stock and shares voting and dispositive power over 657,985 shares of common stock. The address for each person and entity listed above is c/o PBM Capital Group, LLC 200 Garrett Street, Suite S Charlottesville, VA 22902.
(4)Based solely on Schedule 13G filed jointly by Robert D. Hardie and Molly G. Hardie on February 16, 2022. The Schedule 13G states that each of Level One Partners, LLC and H7 Holdings, LLC directly owns a portion of the shares reported, and that Molly G. Hardie and Robert D. Hardie each indirectly own the shares reported through their respective ownership of each entity. Each of Molly G. Hardie and Robert D. Hardie share voting and dispositive power over the shares. The address for each person and entity listed above is 210 Ridge McIntire Road, Suite 350 Charlottesville, Virginia 22903.
(5)Based solely on Schedule 13G/A filed on February 14, 2023 by Sands Capital Ventures Discovery Fund III, L.P. (“Sands Discovery Fund”), Sands Capital Global Venture Fund II, L.P. (“Sands Venture Fund”), Sands Capital Life Sciences Pulse Fund, LLC (“Sands Pulse Fund”), Sands Capital Ventures, LLC and Frank M. Sands. Consists of (i) 1,124,729 shares of common stock that are directly held by Sands Discovery Fund, (ii) 1,146,173 shares of common stock that are directly held by Sands Venture Fund, and (iii) 1,146,173 shares of common stock that are directly held by Sands Pulse Fund (together with each of Sands Discovery Fund and Sands Venture Fund, the “Sands Funds”). Sands Capital Ventures, LLC, as the investment manager of each of the Sands Funds, may be deemed to beneficially own a total of 3,417,075 shares of common stock directly held by the Sands Funds. Frank M. Sands holds ultimate voting and investment power over securities held by the Sands Funds, and thus may be deemed to beneficially own a total of 3,417,075 shares of common stock held by the Sands Funds. The address for Sands Discovery Fund, Sands Venture Fund, Sands Pulse Fund, Sands Capital Ventures, LLC and Frank M. Sands is 1000 Wilson Blvd., Suite 3000, Arlington, VA 22209.
(6)Based solely on Schedule 13G filed by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (“FAI”) on February 6, 2024. According to the Schedule 13G, the reporting persons beneficially own a total of 3,358,809 shares of common stock. FAI reports sole voting power and sole dispositive power with respect to 3,327,809 of the shares, and Fiduciary Trust Company International reports sole voting power and sole dispositive power with respect to 31,000 of the shares. The securities reported therein are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of FRI. When an investment management contract (including a sub advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, each Investment Management Subsidiary reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise noted in Item 4 therein. FRI’s affiliates whose ownership of securities is disaggregated from that of FRI report the securities over which they hold investment and voting power separately from each other for purposes of Section 13 of the Act. Charles B. Johnson and Rupert H. Johnson, Jr. (together, the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. The address for each person and entity listed above is One Franklin Parkway, San Mateo, CA 94403.

(7)Consists of (i) 136,755 shares of common stock and (ii) 2,520,983 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2025.
(8)Consists of (i) 83,111 shares of common stock and (ii) 727,514 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2025.
(9)Consists of 210,051 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2025.
(10)Consists of 100,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2025.
(11)Consists of (i) 6,250 shares of common stock and (ii) 84,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2025.
(12)Consists of 87,802 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2025.
(13)Consists of 65,277 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2025.
(14)Consists of (i) 172,324 shares of common stock, (ii) 131,595 shares of common stock held by Gineane Holly Stalfort, as Trustee of the John A. Stalfort III 2018 Irrevocable Trust under agreement dated as of October 25, 2018, of which Mr. Stalfort’s spouse is trustee, and Mr. Stalfort may be deemed to share voting and investment power over such shares, and (iii) 84,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2025.
(15)Consists of 84,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2025.
(16)Consists of (i) 615,445 shares of common stock and (ii) 5,513,625 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2025.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Audit Committee,
Mr. Sean Stalfort, Chair
Ms. Kimberlee Drapkin
Dr. Laura Stoppel

EXECUTIVE COMPENSATION
This section provides an overview of the compensation awarded to, earned by, or paid to our principal executive officer and our next two most highly compensated executive officers in respect of their service to us for the fiscal year ended December 31, 2024. We refer to these individuals as our “Named Executive Officers.”
Our Named Executive Officers for the fiscal year ended December 31, 2024 are:
•Daniel O’Connell, our Chief Executive Officer (“CEO”);
•Matthew Zuga, our Chief Financial Officer and Chief Business Officer; and
•Jim Doherty, our President and Chief Development Officer.
SUMMARY COMPENSATION TABLE
The following table shows, for the fiscal years ended December 31, 2024 and if applicable, December 31, 2023, compensation awarded to, earned by, or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Daniel O’Connell(1)	2024	621,494	1,696,230	2,036,867	406,768	19,328	4,780,687
Chief Executive Officer	2023	597,590	696,540	2,190,177	427,277	18,427	3,930,011
Matthew Zuga	2024	468,263	448,380	537,977	215,776	19,118	1,689,514
Chief Financial Officer and Chief Business Officer	2023	450,253	204,685	699,003	234,131	18,217	1,606,289
Jim Doherty President and Chief Development Officer(6)	2024	458,333	—	1,493,004	210,885	19,859	2,182,081
(1)Mr. O’Connell is also a member of our Board, but did not receive any additional compensation in his capacity as director.
(2)The amounts reported in this column reflect the aggregate grant date fair value of restricted stock unit (“RSU”) awards granted to Messrs. O’Connell and Zuga in fiscal years 2024 and 2023, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value was calculated by multiplying the number of RSUs subject to the award by the closing price of a share of common stock on the grant date, in accordance with FASB ASC Topic 718.
(3)The amounts reported in this column reflect the aggregate grant date fair value of option awards granted to our Named Executive Officers in fiscal years 2024 and 2023, as applicable, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions we used in the valuation of these awards are described in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(4)The amounts reported in this column reflect each Named Executive Officer’s annual bonus earned with respect to fiscal years 2024 and 2023, as applicable, based on the attainment of corporate and individual performance goals, as applicable, as described below under “Non-Equity Incentive Plan Compensation” with respect to 2024 annual bonuses.
(5)The amounts reported in this column for 2024 reflect, as applicable to the Named Executive Officer, amounts paid for Company reimbursement for cell phone expenses ($1,200 for each of Messrs. O’Connell and Zuga and $1,100 for Mr. Doherty), amounts paid for Company reimbursement for wellness benefits ($660 for each of Messrs. O’Connell and Zuga and $605 for Mr. Doherty), employer matching contributions to our 401(k) plan ($13,800 for each of Messrs. O’Connell, Zuga and Doherty), Company contributions to the executive’s Health Savings Account ($2,400 for each of Messrs. O’Connell and Zuga and $2,200 for Mr. Doherty),

Company reimbursement for premiums for life insurance ($1,242 for Mr. O’Connell, $1,032 for Mr. Zuga and $2,128 for Mr. Doherty), and gift cards ($25 for each of Messrs. O’Connell, Zuga and Doherty) and tax gross-ups on such gift cards ($1 for each of Messrs. O’Connell, Zuga and Doherty). The amounts reported in this column for 2023 reflect, as applicable to the Named Executive Officer, amounts paid for Company reimbursement for cell phone expenses ($1,200 for each of Messrs. O’Connell and Zuga), amounts paid for Company reimbursement for wellness benefits ($385 for each of Messrs. O’Connell and Zuga), employer matching contributions to our 401(k) plan ($13,200 for each of Messrs. O’Connell and Zuga), Company contributions to the executive’s Health Savings Account ($2,400 for each of Messrs. O’Connell and Zuga), and Company reimbursement for premiums for life insurance ($1,242 for Mr. O’Connell and $1,032 for Mr. Zuga).
(6)Mr. Doherty joined the Company as our President and Chief Development Officer, effective February 1, 2024.
Narrative to Summary Compensation Table
The Compensation Committee determines our executive officers’ compensation, including the compensation of our Named Executive Officers. The Compensation Committee typically reviews and discusses management’s proposed compensation with the CEO for all executives other than the CEO. Based on those discussions and its discretion, the Compensation Committee then approves the compensation of each executive officer without members of management present.
Annual Base Salary
We have entered into an employment agreement with each of our Named Executive Officers (as amended and restated, in the case of Messrs. O’Connell and Zuga) that establishes an initial annual base salary, which is generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our Named Executive Officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our Named Executive Officers, reflecting their expertise, experience, knowledge, roles and responsibilities. Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Merit-based increases to salaries are approved by the Compensation Committee based, in part, on management’s assessment of the Named Executive Officer’s individual performance.
The following table sets forth the annual base salary for each of our Named Executive Officers for 2024:

Name	2024 Base Salary ($)
Daniel O’Connell	621,494
Matthew Zuga	468,263
Jim Doherty	500,000
In January 2025, the Compensation Committee approved the following annual base salaries for each of our Named Executive Officers for 2025:

Name	2025 Base Salary ($)
Daniel O’Connell	646,354
Matthew Zuga	486,993
Jim Doherty	520,000
Non-Equity Incentive Plan Compensation
With respect to fiscal year 2024, each of our Named Executive Officers was eligible to receive an annual bonus based on the satisfaction of corporate and, for Messrs. Zuga and Doherty, individual performance objectives established by the Board. Each Named Executive Officer has a target annual incentive opportunity, calculated as a percentage of his annual base salary, and may earn more or less than the target amount based on the Company’s performance and, for Messrs. Zuga and Doherty, his individual performance. For 2024, the target annual incentive opportunity, expressed as a percentage of base salary, for each of our Named Executive Officers was: 55% for Mr. O’Connell, 40% for Mr. Zuga and 40% for Mr. Doherty (prorated based on Mr. Doherty’s partial year of employment). For 2024, the annual bonus for Mr. O’Connell was based 100% on the satisfaction of corporate performance objectives and the annual bonus for each of Messrs. Zuga and Doherty was based 80% on the satisfaction of corporate performance objectives and 20% on the satisfaction of individual performance objectives. The amounts of any annual bonuses earned are determined after the end of the year, based on the achievement of the designated performance objectives, and may be paid in cash or equity. The corporate performance goals for 2024 related to research and development, operational effectiveness and brand progress. The individual performance goals for 2024 for Messrs. Zuga and Doherty related to managing the Company’s finances and research and development activities. For 2024, the Compensation Committee determined that the percentage attainment of our corporate goals for 2024 was 119% and the percentage attainment of the individual goals for Messrs. Zuga and Doherty for 2024 was 100%. Accordingly, the Compensation Committee approved 2024 annual bonus payouts for our Named Executive Officers in the amounts reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
Equity-Based Awards
The equity-based incentive awards we grant to our Named Executive Officers are designed to align the interests of our Named Executive Officers with those of our stockholders. Vesting of equity awards is generally tied to each executive officer’s continuous service with us and serves as a retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment and thereafter receive incentive equity awards on an annual basis. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.
Each of our Named Executive Officers received incentive equity grants in fiscal year 2024 pursuant to our 2021 Equity Incentive Plan (the “2021 Plan”).
On January 2, 2024, Mr. O’Connell was granted an option to purchase 602,000 shares of our common stock, which vests in 48 equal monthly installments following the grant date, generally subject to Mr. O’Connell’s continued employment with us through the applicable vesting date. On this same date, Mr. O’Connell was also granted 401,000 RSUs, which vested as to one-third (1/3) of the RSUs on January 2, 2025 and will vest as to one-third (1/3) of the RSUs on each of January 2, 2026 and January 2, 2027, in each case, generally subject to Mr. O’Connell’s continued employment with us through the applicable vesting date.
On January 2, 2024, Mr. Zuga was granted an option to purchase 159,000 shares of our common stock, which vests in 48 equal monthly installments following the grant date, generally subject to Mr. Zuga’s continued employment with us through the applicable vesting date. On this same date, Mr. Zuga was also granted 106,000 RSUs, which vested as to one-third (1/3) of the RSUs on January 2, 2025 and will vest as to one-third (1/3) of the RSUs on each of January 2, 2026 and January 2, 2027, in each case, generally subject to Mr. Zuga’s continued employment with us through the applicable vesting date.
On February 1, 2024, in connection with his commencement of employment, Mr. Doherty was granted an option to purchase 601,000 shares of our common stock, which vested as to 25% of the underlying shares on February 1, 2025 and vests in 36 equal monthly installments thereafter, generally subject to Mr. Doherty’s continued employment with us through the applicable vesting date.
Policies and Practices Related to the Timing of Equity Grants
We generally grant annual equity-based awards, including stock options, to our executive officers in January of each year, in connection with our annual compensation review process, although the exact timing may change from year to year. The Compensation Committee may also grant equity awards, including stock options, at different times of the year for new hires. Neither the Compensation Committee nor the Board grants equity awards in anticipation of the release of material non-public information and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
The following table contains information required by Item 402(x)(2) of Regulation S-K about (i) a stock option granted to Mr. Doherty on February 1, 2024, the same day that we filed a Form 8-K disclosing Mr. Doherty’s appointment as our President and Chief Development Officer. During 2024, the Company did not grant any other stock options to any Named Executive Officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company current report on Form 8-K (other than a current report on Form 8-K disclosing a material new option award grant under Item 5.02(e) of that form) that disclosed any material non-public information.

Name	Grant Date	Number of shares underlying the award (#)	Exercise price of the award ($/sh)	Grant date fair value of the award ($)	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information (%)
Jim Doherty	2/1/2024	601,000	3.11	1,493,004	(6.6)
Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information concerning outstanding equity awards held by each of our Named Executive Officers as of December 31, 2024:

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)
Daniel O’Connell	4/27/17(3)	12,527	—	4.47	4/27/27	—	—
	3/01/19(4)	418,903	—	0.72	3/01/29	—	—
	1/04/21(5)	1,161,630	24,716	1.19	1/03/31	—	—
	1/19/22(6)	331,770	123,230	5.19	1/18/32	—	—
	1/17/23(7)	—	—	—	—	76,000	130,720
	1/17/23(8)	226,406	246,094	6.11	1/16/33	—	—
	1/02/24(9)	—	—	—	—	401,000	689,720
	1/02/24(10)	137,958	464,042	4.23	1/02/34	—	—
Matthew Zuga	7/29/19(11)	46,420	—	0.72	7/29/29	—	—
	1/04/21(5)	391,965	9,404	1.19	1/03/31	—	—
	1/19/22(6)	109,375	40,625	5.19	1/18/32	—	—
	1/17/23(7)	—	—	—	—	22,334	38,414
	1/17/23(8)	72,258	78,542	6.11	1/16/33	—	—
	1/02/24(9)	—	—	—	—	106,000	182,320
	1/02/24(10)	36,437	122,563	4.23	1/02/34	—	—
Jim Doherty	2/01/24(12)	—	601,000	3.11	2/01/34	—	—
(1)All of the option awards listed in the table granted prior to June 30, 2021 were granted with a per share exercise price equal to or greater than the estimated fair value of our common stock on the date of grant, as determined in good faith by our Board. All of the option awards listed in the table granted after June 30, 2021 were granted with a per share exercise price equal to the closing price of a share of our common stock on the date of grant.
(2)Based on the closing price of a share of our common stock on December 31, 2024, the last trading day in 2024 ($1.72).
(3)100% of the shares underlying the option award were fully vested and exercisable upon grant.
(4)The shares underlying the option award vested and became exercisable in 36 equal monthly installments from the grant date, such that the option was fully vested on March 1, 2022.

(5)25% of the shares underlying the option vested and became exercisable on January 1, 2022; the remainder vested and became exercisable in 36 equal monthly installments thereafter, such that the option was fully vested on January 1, 2025.
(6)25% of the shares underlying the option vested and became exercisable on January 19, 2023; the remainder vests and becomes exercisable in 36 equal monthly installments thereafter, such that the option shall be fully vested on January 19, 2026, generally subject to the Named Executive Officer’s continuous service through the applicable vesting date.
(7)One-third (1/3) of the RSUs vested on each of January 17, 2024 and January 17, 2025, and one-third (1/3) of the RSUs will vest on January 17, 2026, generally subject to the Named Executive Officer’s continuous service through the vesting date.
(8)The shares underlying the option vest and become exercisable in 48 equal monthly installments from the grant date, such that the option shall be fully vested on January 17, 2027, generally subject to the Named Executive Officer’s continuous service through the applicable vesting date.
(9)One-third (1/3) of the RSUs vested on January 2, 2025 and one-third (1/3) of the RSUs will vest on each of January 2, 2026 and January 2, 2027, in each case, generally subject to the Named Executive Officer’s continuous service through the applicable vesting date.
(10)The shares underlying the option vest and become exercisable in 48 equal monthly installments from the grant date, such that the option shall be fully vested on January 2, 2028, generally subject to the Named Executive Officer’s continuous service through the applicable vesting date.
(11)The shares underlying the option vested and became exercisable in 36 equal monthly installments beginning on July 29, 2019, such that the option was fully vested on July 29, 2022.
(12)25% of the shares underlying the option vested and became exercisable on February 1, 2025; the remainder will vest and become exercisable in 36 equal monthly installments thereafter, such that the option shall be fully vested on February 1, 2028, generally subject to Mr. Doherty’s continuous service through the applicable vesting date.
Employee and Retirement Benefits
Our Named Executive Officers are eligible to participate in our employee benefit plans, including health insurance and group life insurance benefits, on the same basis as our other employees. We maintain a retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) covering all eligible employees. We have elected to make non-elective contributions totaling up to 4% of an eligible employee’s gross salary, subject to any applicable statutory limits imposed by the Internal Revenue Service. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our Named Executive Officers. Each of our Named Executive Officers received Health Savings Account contributions in 2024 and reimbursement of life insurance premiums in the amounts reported in the Summary Compensation Table. Each Named Executive Officer received reimbursement for cell phone expenses and wellness benefits in 2024 in the amounts reported in the Summary Compensation Table, as well as a gift card plus a de minimis tax gross-up on such gift card, as reported in the Summary Compensation Table. We generally do not provide other perquisites or personal benefits to our Named Executive Officers.
Agreements with our Named Executive Officers
Each of Mr. O’Connell and Mr. Zuga is party to an amended and restated employment agreement (each an “A&R Employment Agreement”) and Mr. Doherty is party to an employment agreement (the “Doherty Employment Agreement” and together with each A&R Employment Agreement, the “Employment Agreements”) with us that sets forth the terms and conditions of the executive’s employment. The material terms of the agreements are described below. The terms “cause,” “good reason,” and “change in control” referred to below are defined in the respective Named Executive Officer’s Employment Agreement.
Mr. O’Connell. We are party to an A&R Employment Agreement with Mr. O’Connell that provides for his entitlement to an annual base salary (which has subsequently been increased to the amount described above under “Annual Base Salary”) and a target bonus opportunity, as described above, with the actual amount of the bonus earned based on Mr. O’Connell’s and the Company’s attainment of performance goals as determined by our Board, or any committee thereof, in its sole discretion. Mr. O’Connell also entered into an Employee Confidential Information, Inventions, Non-Solicitation and Non-

Competition Agreement under which he has agreed not to compete with us or solicit our employees, consultants or customers during employment and for one (1) year following his termination of employment and has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant.
Mr. Zuga. We are party to an A&R Employment Agreement with Mr. Zuga that provides for his entitlement to an annual base salary (which has subsequently been increased to the amount described above under “Annual Base Salary”) and a target bonus opportunity, as described above, with the actual amount of the bonus earned based on Mr. Zuga’s and the Company’s attainment of performance goals as determined by our Board, or any committee thereof, in its sole discretion. Mr. Zuga also entered into an Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement under which he has agreed not to compete with us during employment and for nine (9) months following his termination of employment without cause or for good reason, or solicit our employees, consultants or customers during employment and for one (1) year following his termination of employment and has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant.
Mr. Doherty. We are party to the Doherty Employment Agreement with Mr. Doherty that provides for his entitlement to an annual base salary (which has subsequently been increased to the amount described above under “Annual Base Salary”) and a target bonus opportunity, as described above, with the actual amount of the bonus earned based on Mr. Doherty’s and the Company’s attainment of performance goals as determined by our Board. Mr. Doherty also entered into an Employee Confidential Information and Inventions Assignment Agreement under which he has agreed not to solicit our employees, consultants or customers during employment and for one (1) year following his termination of employment and has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant.
Severance Upon Termination of Employment; Change in Control
Mr. O’Connell. Under his A&R Employment Agreement, if Mr. O’Connell’s employment is terminated by the Company without cause or if Mr. O’Connell resigns for good reason outside of a change in control, Mr. O’Connell would be eligible to receive (i) continued payment of his then-current base salary in accordance with normal payroll procedures for twelve (12) months following termination of employment, and (ii) subject to his eligibility for, and timely election of, COBRA coverage, payment or reimbursement of continued health coverage for Mr. O’Connell and his dependents under COBRA for twelve (12) months following termination of employment, or, if earlier, until Mr. O’Connell becomes eligible for substantially equivalent health insurance coverage in connection with new employment.
If Mr. O’Connell’s employment is terminated by the Company without cause or if Mr. O’Connell resigns for good reason, in either case within three (3) months prior to or twelve (12) months following a change in control, Mr. O’Connell would be entitled to receive (i) continued payment of his then-current base salary in accordance with normal payroll procedures for eighteen (18) months following termination of employment, (ii) subject to his eligibility for, and timely election of, COBRA coverage, payment or reimbursement of continued health coverage for Mr. O’Connell and his dependents under COBRA for eighteen (18) months following termination of employment, or, if earlier, until Mr. O’Connell becomes eligible for substantially equivalent health insurance coverage in connection with new employment, (iii) a lump sum cash payment equal to 1.5 times his target annual bonus, and (iv) accelerated vesting and exercisability of all outstanding time-based equity awards held by Mr. O’Connell immediately prior to the termination date (with the vesting and exercisability of any outstanding equity awards subject to performance-based vesting treated as set forth in Mr. O’Connell’s equity award agreement governing such award).
Mr. Zuga. Under his A&R Employment Agreement, if Mr. Zuga’s employment is terminated by the Company without cause or if Mr. Zuga resigns for good reason outside of a change in control, Mr. Zuga would be eligible to receive (i) continued payment of his then-current base salary in accordance with normal payroll procedures for nine (9) months following termination of employment, and (ii) subject to his eligibility for, and timely election of, COBRA coverage, payment or reimbursement of continued health coverage for Mr. Zuga and his dependents under COBRA for twelve (12) months following termination of employment, or, if earlier, until Mr. Zuga becomes eligible for substantially equivalent health insurance coverage in connection with new employment.
If Mr. Zuga’s employment is terminated by the Company without cause or if Mr. Zuga resigns for good reason, in either case within three (3) months prior to or twelve (12) months following a change in control, Mr. Zuga would be entitled to receive (i) continued payment of his then-current base salary in accordance with normal payroll procedures for twelve (12) months following termination of employment, (ii) subject to his eligibility for, and timely election of, COBRA coverage, payment or reimbursement of continued health coverage for Mr. Zuga and his dependents under COBRA for twelve (12) months following termination of employment, or, if earlier, until Mr. Zuga becomes eligible for substantially equivalent health insurance coverage in connection with new employment, (iii) a lump sum cash payment equal to 1.0 times his target annual bonus, and (iv) accelerated vesting and exercisability of all outstanding time-based equity awards held by Mr. Zuga immediately prior to the termination date (with the vesting and exercisability of any outstanding equity awards subject to performance-based vesting treated as set forth in Mr. Zuga’s equity award agreement governing such award).
Mr. Doherty. Under the Doherty Employment Agreement, if Mr. Doherty’s employment is terminated by the Company without cause or if Mr. Doherty resigns for good reason outside of a change in control, Mr. Doherty would be eligible to receive (i) continued payment of his then-current base salary in accordance with normal payroll procedures for nine (9) months following termination of employment, and (ii) subject to his eligibility for, and timely election of, COBRA coverage, payment or reimbursement of continued health coverage for Mr. Doherty and his dependents under COBRA for twelve (12) months following termination of employment, or, if earlier, until Mr. Doherty becomes eligible for substantially equivalent health insurance coverage in connection with new employment.
If Mr. Doherty’s employment is terminated by the Company without cause or if Mr. Doherty resigns for good reason, in either case within three (3) months prior to or twelve (12) months following a change in control, Mr. Doherty would be entitled to receive (i) continued payment of his then-current base salary in accordance with normal payroll procedures for twelve (12) months following termination of employment, (ii) subject to his eligibility for, and timely election of, COBRA coverage, payment or reimbursement of continued health coverage for Mr. Doherty and his dependents under COBRA for twelve (12) months following termination of employment, or, if earlier, until Mr. Doherty becomes eligible for substantially equivalent health insurance coverage in connection with new employment, (iii) a lump sum cash payment equal to 1.0 times his target annual bonus, and (iv) accelerated vesting and exercisability of all outstanding time-based equity awards held by Mr. Doherty immediately prior to the termination date (with the vesting and exercisability of any outstanding equity awards subject to performance-based vesting treated as set forth in Mr. Doherty’s equity award agreement governing such award).
Severance Subject to Release of Claims and Compliance with Restrictive Covenants. Our obligation to provide a Named Executive Officer with severance payments and other benefits under the Employment Agreements is conditioned on the executive officer signing a release of claims in our favor and the executive officer’s continued compliance with any restrictive covenant obligations owed to us.
Section 280G of the Code. The Employment Agreements provide for a Section 280G “better-of provision” such that payments or benefits that each of our Named Executive Officers receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Sections 280G and 4999 of the Code if such reduction would result in a greater after-tax payment amount for such Named Executive Officer.
Director Compensation
The following table shows, for the fiscal year ended December 31, 2024, information with respect to the compensation awarded to, earned by or paid to our non-employee directors. Mr. O’Connell’s compensation for 2024 is included with that of our other Named Executive Officers above.

Name	Fees earned or paid in cash ($)	Option awards ($)(2)	Total ($)
Ms. Kimberlee C. Drapkin	57,917	49,855	107,772
Dr. Nathan B. Fountain	41,917	49,855	91,772
Dr. Jeffrey L. Ives	47,917	49,855	97,772
Mr. Sean Stalfort	80,417	49,855	130,272
Dr. Laura Stoppel(1)	53,417	49,855	103,272
Dr. Derrell Porter	41,917	49,855	91,772
(1)Pursuant to an agreement between Dr. Stoppel and RA Capital Management, L.P., cash amounts payable to Dr. Stoppel were paid to RA Capital Management, L.P.
(2)The amounts disclosed represent the aggregate grant date fair value of the stock options granted under the 2021 Plan to our directors in 2024, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions we used in the valuation of these awards are described in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
The table below shows the aggregate number of outstanding options held by each of our non-employee directors as of December 31, 2024:

Shares underlying option awards (#)
Ms. Kimberlee C. Drapkin	125,000
Dr. Nathan B. Fountain	109,000
Dr. Jeffrey L. Ives	112,802
Mr. Sean Stalfort	109,000
Dr. Laura Stoppel	109,000
Dr. Derrell Porter	100,000
Narrative to Director Compensation Table
Our Board has adopted a Non-Employee Director Compensation Policy, which was amended in March 2022, June 2024, and March 2025, in each case, after a review of market data provided by the Compensation Committee’s compensation consultant, pursuant to which each of our non-employee directors is eligible to receive compensation for service on our Board and committees thereof.
Cash Compensation
Each non-employee director receives an annual cash retainer of $40,000 (increased from $35,000, effective as of June 1, 2024) for serving on our Board and each of the chairperson and the lead independent director of our Board receives an additional annual cash retainer of $30,000. The chairperson of the Audit Committee is entitled to an annual service retainer of $15,000, and each other member of the Audit Committee is entitled to an annual service retainer of $7,500. The chairperson of the Compensation Committee is entitled to an annual service retainer of $10,000, and each other member of the Compensation Committee is entitled to an annual service retainer of $5,000. The chairperson of the Nominating and Corporate Governance Committee is entitled to an annual service retainer of $8,000, and each other member of the Nominating and Corporate Governance Committee is entitled to an annual service retainer of $4,000. All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated for any partial months of service.
Equity Compensation
Initial Grant. Each new non-employee director receives an option to purchase 50,000 shares of common stock under the 2021 Plan upon joining the Board, which option will have an exercise price per share equal to the per share closing price of our common stock on the date of grant. These initial grant options vest in 36 equal monthly installments, subject to the non-employee director’s continuous service with us on each applicable vesting date.
Annual Grants. For 2024, on the date of the annual meeting of our stockholders, each continuing non-employee director was entitled to receive an option to purchase 25,000 shares of common stock under the 2021 Plan having an exercise price per share equal to the per share closing price of our common stock on the date of grant. These annual grant options will vest upon the earlier of the one-year anniversary of the grant date or the next annual meeting of our stockholders, subject to the non-employee director’s continuous service with us on the applicable vesting date.
All then-outstanding options held by our non-employee directors will vest upon a change in control (as defined in the 2021 Plan), subject to the non-employee director’s continuous service with us through the date of such change in control.

During 2024, each of our non-employee directors received an annual stock option award pursuant to our Non-Employee Director Compensation Policy, as was in effect for 2024.

2025 Amendment to Non-Employee Director Compensation Policy
In March 2025, the Board approved an amendment to our Non-Employee Director Compensation Policy, pursuant to which annual equity grants to our non-employee directors will be in the form of (i) a stock option to purchase 19,500 shares of our common stock, and (ii) an award of 12,800 RSUs, unless otherwise determined by the Board or the Compensation Committee.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024:

Plan Category	Number of shares underlying outstanding options, restricted stock units and rights (a)(#)		Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders	12,010,672	(1)	3.83	4,065,740	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	12,010,672		3.83	4,065,740
(1)Consists of shares underlying options and RSUs granted pursuant to the 2021 Plan and our 2013 Amended and Restated Stock Performance Plan (the “2013 Plan”). The weighted-average exercise price in column (b) excludes RSUs, which are not subject to an exercise price.
(2)Includes the 2021 Plan and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”). Pursuant to the evergreen provision contained in the 2021 Plan, the number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2022 and continuing through (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31 of the immediately preceding year, except that, before the date of any such increase, our Board may determine that the increase for such year will be a lesser number of shares. Further, the 2021 Plan provides that shares subject to outstanding stock options or other stock awards that were granted under the 2013 Plan that terminate or expire prior to exercise or settlement, are settled in cash, are forfeited or repurchased because of the failure to vest, or are reacquired or withheld to satisfy a tax withholding obligation or the purchase or exercise price in accordance with the terms of the 2013 Plan become available for issuance under the 2021 Plan. Pursuant to these provisions, 3,004,704 shares of common stock were added to the shares reserved for future issuance under the 2021 Plan on January 1, 2025, and 38,192 shares of common stock were added to the shares reserved for future issuance under the 2021 Plan as a result of forfeited or expired options outstanding under the 2013 Plan. Pursuant to an evergreen provision contained in the 2021 ESPP, the number of shares reserved for issuance under the 2021 ESPP will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2022 and continuing through (and including) January 1, 2031, by the lesser of (a) 1% of the total number of shares of the our common stock outstanding on December 31 of the immediately preceding year and (b) 800,000 shares, except that, before the date of any such increase, the Board may determine that the increase for such year will be less than the amount set forth in clauses (a) and (b). Pursuant to this provision, 600,941 shares of common stock were added to the shares reserved for future issuance under the 2021 ESPP on January 1, 2025.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction will be a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director will not be covered by this policy. A related person means any person who is, or at any time since the beginning of the Company’s last fiscal year, was, a director or executive officer of the Company or a nominee to become a director of the Company and any security holder known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of the Board, takes into account the relevant available facts and circumstances, including:
•the risks, costs and benefits to us;
•the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
There have been no transactions with a related party, other than executive and director compensation arrangements described under “Executive Compensation” and “Director Compensation,” during the period beginning on January 1, 2023 through the date of this Proxy Statement required to be disclosed in this Proxy Statement.
Limitations on Liability and Indemnification Matters
Our Certificate of Incorporation contains provisions that limit the liability of our current and former directors and officers for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors or officers of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors or officers, except:
•in the case of any director or officer, where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or obtained an improper personal benefit;
•in the case of any director, where the director authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law; or
•in the case of any officer, in any action by or in the right of the Company.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.
Our Certificate of Incorporation and our Bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our Bylaws provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board.
We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth certain procedures that apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.
We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against indemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Acumen stockholders will be “householding” the Proxy Materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or Acumen by calling (617) 344-4190. Direct your written request to c/o Acumen Pharmaceuticals, Inc., 1210-1220 Washington Street, Suite 210, Newton, Massachusetts 02465, Attn: Corporate Secretary. Stockholders who currently receive multiple copies of the Notice at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting or any continuation, postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board,
Derek Meisner
Chief Legal Officer and Corporate Secretary
April 23, 2025

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: c/o Acumen Pharmaceuticals, Inc., 1210-1220 Washington Street, Suite 210, Newton, Massachusetts 02465, Attn: Corporate Secretary.

ACUMEN

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Acumen Pharmaceuticals, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 8, 2025

Wednesday, June 4, 2025 11:00 AM, Eastern Time

Annual meeting to be held virtually via the internet - please visit www.proxydocs.com/ABOS for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:59 AM, Eastern Time, June 4, 2025.

Internet:
www.proxypush.com/ABOS
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-584-1978
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided so that it is received by June 3, 2025

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/ABOS

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of the 2025 Annual Meeting of Stockholders of Acumen Pharmaceuticals, Inc. (the "Company") and the Proxy Statement and hereby appoints Daniel O'Connell and Matthew Zuga (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of the Company which the undersigned is entitled to vote at the Company's 2025 Annual Meeting of Stockholders and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATION OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendation of the Board of Directors. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Acumen Pharmaceuticals, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND **FOR** PROPOSAL 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect three Class I directors, to the Board of Directors, each to hold office until the 2028 Annual Meeting of Stockholders, and until his or her successor shall have been duly elected and qualified.	FOR	WITHHOLD		
	1.01 Kimberlee C. Drapkin	☐	☐		FOR
	1.02 Jeffrey Ives, Ph.D.	☐	☐		FOR
	1.03 Sean Stalfort	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	FOR
3.	To conduct any other business properly brought before the meeting or any adjournments, continuations, or postponements thereof.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/ABOS

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________